UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) December 8, 2006

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Cell Power Technologies, Inc.

(Exact name of registrant as specified in its chapter)

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Florida	000-50062	59-1082273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9412 Oakmore Road, Los Angeles, CA 90035

(Address of principal executive offices) (Zip Code)

(310) 559-6126

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

Changes In Registrant’s Certifying Accountant

On December 8, 2006, Cell Power Technologies, Inc. (the “Company”) dismissed Marcum & Kliegman LLP (“Marcum”) as its independent registered public accounting firm and on December 14, 2006, the Company hired Berman & Company, P.A. (“Berman”) as its independent registered public accounting firm. Both decisions were approved by the Company’s Board of Directors.

The report of Marcum on the financial statements of the Company for the two fiscal years ended June 30, 2006 contained an opinion which raised a substantial doubt about the Company’s ability to continue as a going concern because the Company has incurred recurring operating losses since inception.

In connection with the audits for the past two fiscal years and through the termination date, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused the firm to make reference thereto in their reports on the financial statements for such period.

During the past two fiscal years and through the termination date, Marcum has not advised the Company of any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K issued by the Securities and Exchange Commission). The Company has not consulted with Berman on any matter during the past two fiscal years and through the date that the Company retained Berman. The Company has authorized Marcum to respond fully to any inquires of Berman relating to their engagement as the Company’s independent accountant.

The Company has provided Marcum with a copy of this Report and, when Marcum furnishes a letter addressed to the Securities and Exchange Commission, an amendment to this Report will be filed.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.	Exhibit
16	Letter from Marcum on change of independent accountants*

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*

To be filed by amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL POWER TECHNOLOGIES, INC.
By:	/s/ CHARLES WIESEL
Charles Wiesel,
Chief Executive Officer

Date:  December 14, 2006

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